Exhibit 99.1

Mesa-Royalty-Trust

Mesa Royalty Trust Announces Trust Income for March 2010

MESA ROYALTY TRUST
The Bank of New York Mellon Trust Company, N.A., Trustee
NEWS
RELEASE

FOR IMMEDIATE RELEASE

AUSTIN, TEXAS March 18, 2010 — Mesa Royalty Trust (NYSE symbol-MTR) announced the Trust income distribution for the month of March 2010. Unitholders of record on March 31, 2010 will receive distributions amounting to $662,811 or $0.355663770 per unit payable on April 30, 2010. The Trust received $403,531 and $0 from the New Mexico and Colorado portions of the San Juan Basin Properties. Royalty income from the Hugoton Properties totaled $265,836.

Contact:	Mesa Royalty Trust
The Bank of New York Mellon Trust Company, N.A., as Trustee
Mike Ulrich
1(800) 852-1422

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919 Congress Avenue, Austin, TX 78701